As filed with the Securities and Exchange Commission on March 29, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACADEMY SPORTS AND OUTDOORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-1800912
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 North Mason Road
Katy, Texas 77449
(281) 646-5200
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Academy Sports and Outdoors, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plan)

Rene G. Casares, Esq.
Senior Vice President, General Counsel and Secretary
1800 North Mason Road
Katy, Texas 77449
(281) 646-5200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Krista P. Hanvey
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, TX 75201-2911
(214) 698 - 3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

 This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Academy Sports and Outdoors, Inc. (the “Company”) to register an additional 1,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the Academy Sports and Outdoors, Inc. 2020 Employee Stock Purchase Plan (the “Plan”).

On a Registration Statement on Form S-8 (No. 333-249233), filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 1, 2020 (the “Prior Registration Statement”), the Company previously registered 1,000,000 shares of Common Stock to be offered and sold under the Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the Prior Registration Statement except as the same may be modified by the information set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of Academy Sports and Outdoors, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2020).

4.2
Amended and Restated Bylaws of Academy Sports and Outdoors, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2020).

4.3	2020 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed with the Commission on October 1, 2020).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page hereto).

107.1*	Filing Fee Table.

*Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Katy, Texas, on March 29, 2022.

ACADEMY SPORTS AND OUTDOORS, INC.

By:	/s/ Rene G. Casares
Name:	Rene G. Casares
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ken C. Hicks, Michael P. Mullican and Rene G. Casares and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Academy Sports and Outdoors, Inc., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Academy Sports and Outdoors, Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ken C. Hicks	Chairman, President, and Chief	March 29, 2022
Ken C. Hicks	Executive Officer
(Principal Executive Officer)

/s/ Michael P. Mullican	Executive Vice President,	March 29, 2022
Michael P. Mullican	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ Heather A. Davis	Senior Vice President,	March 29, 2022
Heather A. Davis	Accounting, Treasury and Tax
(Principal Accounting Officer)

/s/ Wendy A. Beck	Director	March 29, 2022
Wendy A. Beck

/s/ Brian T. Marley	Director	March 29, 2022
Brian T. Marley

/s/ Tom M. Nealon	Director	March 29, 2022
Tom M. Nealon

/s/ Allen I Questrom	Director	March 29, 2022
Allen I. Questrom

/s/ Beryl B. Raff	Director	March 29, 2022
Beryl B. Raff

/s/ Nate H. Taylor	Director	March 29, 2022
Nate H. Taylor

/s/ Chris L. Turner	Director	March 29, 2022
Chris L. Turner

/s/ Sharen J. Turney	Director	March 29, 2022
Sharen J. Turney

/s/ Jeff C. Tweedy	Director	March 29, 2022
Jeff C. Tweedy